Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
______________________________________________________________________________________________________
P R E S S R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	8:05 a.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Reports Nine Month and Third Quarter 2026 Results

Continued Solid Consolidated Performance

Richmond, VA February 9, 2026 / BUSINESSWIRE
___________________________________________________________________________________

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today announced financial results for the nine months and quarter ended December 31, 2025.

Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal, stated, “We are pleased with Universal's solid performance in the quarter and nine months ended December 31, 2025. Our tobacco operations continued to deliver strong results, with firm customer demand for most tobacco styles and shipments progressing smoothly. As market dynamics evolve toward oversupply, our long track record in sourcing and local expertise in our operating regions position us well to navigate the environment effectively and optimize results under a range of conditions.”

“In our Universal Ingredients business, we maintained revenue growth for the year to date period in the face of challenging market conditions with softer customer demand and tariff impacts," said Mr. Wigner. "Results for the quarter reflected market headwinds and higher fixed costs from the significant investments we have made. We remain focused on converting customer interest into sales and advancing the growth of our solutions-based portfolio."

Mr. Wigner continued, "We enhanced our liquidity and financial flexibility with the refinancing and upsizing of our credit facility in December 2025. This successful transaction, with strong support from our
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bank group, positions us well to advance our strategic priorities. We also recently published our Fiscal Year 2025 Sustainability Report, which highlights continued progress in areas that support the long-term resilience of our business. The significant increase in renewable electricity use we reported reflects the practical steps we are taking across our operations as we work toward our net-zero goal, while continuing to support farmers and strengthen our global supply chain."

FINANCIAL HIGHLIGHTS
	Three Months Ended December 31,		Change	Nine Months Ended December 31,		Change
(in millions of dollars, except per share data)	2025	2024	%	2025	2024	%

Consolidated Results
Sales and other operating revenue	$861.3	$937.2	(8)%	$2,209.2	$2,245.0	(2)%
Cost of goods sold	$701.7	$743.6	(6)%	$1,795.7	$1,812.4	(1)%
Gross profit margin percentage	18.5%	20.7%	-220 bps	18.7%	19.3%	-60 bps
Selling, general and administrative expenses	$76.9	$89.5	(14)%	$228.3	$232.0	(2)%
Restructuring and impairment costs	$0.7	$—	100%	$1.8	$10.6	(83)%
Operating income	$82.0	$104.1	(21)%	$183.4	$190.0	(3)%
Adjusted operating income (non-GAAP)*	$82.7	$104.1	(21)%	$185.2	$200.6	(8)%
Net income attributable to Universal Corporation	$33.2	$59.6	(44)%	$75.9	$85.7	(11)%
Adjusted net income attributable to Universal Corporation (non-GAAP)*	$34.0	$59.6	(43)%	$77.7	$96.2	(19)%
Diluted earnings (loss) per share	$1.32	$2.37	(44)%	$3.02	$3.41	(11)%
Adjusted diluted earnings (loss) per share (non-GAAP)*	$1.35	$2.37	(43)%	$3.09	$3.83	(19)%
Segment Results
Tobacco operations sales and other operating revenues	$779.9	$853.9	(9)%	$1,944.1	$1,996.1	(3)%
Tobacco operations operating income	$84.0	$102.6	(18)%	$185.0	$194.4	(5)%
Ingredients operations sales and other operating revenues	$81.3	$83.3	(2)%	$265.2	$249.0	7%
Ingredients operations operating income (loss)	$(0.1)	$3.7	(103)%	$1.4	$7.9	(82)%
*See Reconciliation of Certain Non-GAAP Financial Measures in Other Items below

Nine Months 2026 Highlights

Consolidated Results
•Continued strong tobacco results against comparisons to an extraordinary prior fiscal year.
•Revenue of $2.2 billion, down $36 million or 2%, on lower tobacco sales volumes partially offset by higher third-party tobacco processing volumes and a favorable ingredients product mix.
•Operating income of $183 million, down $7 million or 3%, on lower sales volumes in our Tobacco Operations segment and higher fixed costs and market headwinds, including broader softness in the consumer-packaged-goods sector, in our Ingredients Operations segment, partially offset by favorable foreign currency comparisons.

Tobacco Operations Segment
•Revenue down $52 million on lower sales of dark air-cured tobacco, partially offset by higher third-party tobacco processing volumes.
•Segment operating income down $9 million largely on a 4% drop in tobacco sales volumes due to lower sales of certain types of tobacco.

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•Tobacco Operations segment results reflected:
◦Continued firm customer demand for most tobacco styles;
◦Larger current crops, particularly in Brazil and African origins;
◦Increased third-party tobacco processing revenue;
◦Favorable foreign currency comparisons;
◦Higher dark air-cured inventory write-downs;
◦Lower sales of dark air-cured tobacco; and
◦Lower sales of carryover crop tobacco.
•Uncommitted tobacco inventory levels have remained in our target range at approximately 17% at December 31, 2025.
•Some dark air-cured tobacco styles in oversupply position. Flue-cured, burley, and oriental tobacco continued to move into oversupply positions.

Ingredients Operations Segment
•Revenue up 7% on increased sales driven by organic growth.
•Sales of certain products were negatively impacted by market headwinds, including weakness in the consumer-packaged-goods industry and tariff impacts.
•Lower operating income reflected product mix, higher fixed costs, including additional depreciation from our expanded production facility, as well as inventory write-downs.
•Continued steady interest in our enhanced product capabilities.
•Ongoing focus on building scale through our pipeline of solution-based products and on long-term sustainable growth.

Select Balance Sheet Items, Liquidity, and Debt
•Increased working capital usage on larger tobacco crops and timing of tobacco crop purchases.
•Total debt down $77 million at December 31, 2025, compared to December 31, 2024.
•Net debt (non-GAAP) up $51 million at December 31, 2025, compared to December 31, 2024.
•Refinanced and upsized revolving credit facility by $250 million in December 2025; extended maturity to December 2030.
•Approximately $595 million available under revolving credit facility as of December 31, 2025.

Additional Items
•Restructuring and impairment costs of $2 million in the nine months ended December 31, 2025, compared to $11 million in the nine months ended December 31, 2024.
•Interest expense down $6 million, compared to the same period in the prior fiscal year.
•Higher consolidated effective tax rate of 32% due to the impact of certain withholdings on dividends from foreign subsidiaries and the mix of domestic and foreign earnings.

Third Quarter 2026 Highlights

Consolidated Results
•Continued strong tobacco results against comparisons to a robust third quarter in the extraordinary prior fiscal year.
•Revenue down $76 million, or 8%, to $861 million, on lower tobacco sales volumes and prices as well as ingredients product mix.
•Operating income down $22 million, or 21%, to $82 million on lower tobacco sales volumes and higher dark air-cured tobacco inventory write-downs, partially offset by favorable foreign currency comparisons.

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Universal Corporation

Tobacco Operations Segment
•Revenue down $74 million, on lower tobacco sales volumes.
•Tobacco sales volumes down, about 8%, on lower sales of certain types of tobacco as well as timing of tobacco shipments.
•Segment operating income down $19 million on lower tobacco sales volumes and higher dark air-cured tobacco inventory write-downs, partially offset by favorable foreign currency comparisons.

Ingredients Operations Segment
•Segment negatively impacted by higher fixed costs and market headwinds, including weakness in the consumer-package-goods sector and tariff impacts.
•Revenue down $2 million on product mix and market headwinds.
•Lower operating income reflected higher fixed costs, including additional depreciation from our expanded production facility, product mix, and inventory write-downs.

Additional Items
•Restructuring and impairment costs of $0.7 million in the quarter ended December 31, 2025.
•Interest expense down $2 million, compared to the same period in the prior fiscal year.
•Higher consolidated effective tax rate of 38% due to the impact of certain withholdings on dividends from foreign subsidiaries and the mix of domestic and foreign earnings.

Sustainability Update

Universal recently published its Fiscal Year 2025 Sustainability Report, highlighting progress across key environmental and supply chain priorities. In fiscal year 2025, the Company increased renewable electricity consumption nearly sixfold year over year, with 17.7% of global electricity sourced from renewable energy, supporting its science-based emissions targets and commitment to achieve net-zero greenhouse gas emissions across the value chain by 2050. The Company also continued to enhance supply chain transparency and farmer engagement through MobiLeafTM, its digital farm data platform, and maintained direct relationships with more than 200,000 contracted farmers worldwide.

Other Items

Reconciliation of Certain Non-GAAP Financial Measures
Adjusted operating income (loss), adjusted net income (loss) attributable to Universal Corporation, adjusted diluted earnings (loss) per share, and the total for segment operating income (loss) are non-GAAP financial measures. These measures are not financial measures calculated in accordance with generally accepted accounting principles ("GAAP") and should not be considered as substitutes for operating income (loss), net income (loss) attributable to Universal Corporation, diluted earnings (loss) per share, cash from operating activities or any other operating or financial performance measure calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of adjusted operating income (loss) to consolidated operating (income), adjusted net income (loss) attributable to Universal Corporation to consolidated net income (loss) attributable to Universal Corporation and adjusted diluted earnings (loss) per share to diluted earnings (loss) per share are provided below. In addition, a reconciliation of the total for segment operating income (loss) to consolidated operating income (loss) is provided in Note 3. "Segment Information" to the consolidated financial statements. Management evaluates the consolidated Company and segment performance excluding certain significant charges or credits. Management believes these non-GAAP financial measures, which exclude items that it believes are not indicative of its core operating results, can provide investors with important information that is useful in understanding its business results and trends.

Net debt, net capitalization, and net debt to net capitalization ratio are also non-GAAP financial measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered substitutes for total debt, total capitalization, total debt to total capitalization ratio, or any other operating or financial performance measures calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations
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of net debt to total debt and net capitalization to total capitalization are provided below. Management believes these non-GAAP measures are meaningful indicators of liquidity and financial position.

The following tables set forth certain non-recurring items included in reported results to reconcile adjusted operating income to consolidated operating income and adjusted net income to net income attributable to Universal Corporation:

Adjusted Operating Income Reconciliation
	Three Months Ended December 31,		Nine Months Ended December 31,
(in thousands)	2025	2024	2025	2024
As Reported: Consolidated operating income	$81,950	$104,076	$183,412	$190,037
Restructuring and impairment costs(1)	711	—	1,833	10,573
As Adjusted operating income (non-GAAP)	$82,661	$104,076	$185,245	$200,610

Adjusted Net Income Attributable to Universal Corporation and Adjusted Diluted Earnings Per Share Reconciliation

(in thousands except for per share amounts)	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
As Reported: Net income attributable to Universal Corporation	$33,249	$59,639	$75,915	$85,709
Restructuring and impairment costs(1)	711	—	1,833	10,573
Total of non-GAAP adjustments to income before income taxes	711	—	1,833	10,573
Non-GAAP adjustments to income taxes
Income tax benefit from restructuring and impairment costs(1)(2)	—	—	(35)	(132)
Total of income tax impacts for non-GAAP adjustments to income before income taxes	—	—	(35)	(132)
As adjusted: Net income attributable to Universal Corporation (non-GAAP)	$33,960	$59,639	$77,713	$96,150
As reported: Diluted earnings per share	$1.32	$2.37	$3.02	$3.41
As adjusted: Diluted earnings per share (non-GAAP)	$1.35	$2.37	$3.09	$3.83

(1)    Restructuring and impairment costs are included in Consolidated operating income in the consolidated statements of income, but excluded for purposes of Adjusted operating income, Adjusted net income available to Universal Corporation, and Adjusted diluted earnings per share.
(2)    The income tax effect of non-GAAP adjustments was determined based on the timing and nature of the specific non-GAAP adjustments and their relevant jurisdictional income tax rates (foreign, state, and local) and the applicable U.S. federal income tax rates. The Company considers current and deferred income tax rates to calculate the impact to income taxes for the non-GAAP adjustments.

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Universal Corporation

The following table reconciles total debt to net debt and net capitalization:

Net Debt and Net Capitalization Reconciliation
	December 31,	December 31,	March 31,
(in thousands)	2025	2024	2025
Add: Notes payable and overdrafts	$462,248	$538,526	$455,039
Add: Long-term obligations	616,585	617,780	617,918
Add: Current portion of long-term obligations	—	—	—
Total Debt	1,078,833	1,156,306	1,072,957
Add: Customer advances and deposits	1,667	3,362	3,763
Less: Cash and cash equivalents	85,227	215,108	260,115
Net Debt (non-GAAP)	$995,273	$944,560	$816,605
Add: Total Universal Corporation shareholders' equity	1,482,808	1,450,610	1,458,556
Net Capitalization (non-GAAP)	$2,478,081	$2,395,170	$2,275,161

Net Debt/Net Capitalization (non-GAAP)	40%	39%	36%

Investor Conference Call

At 5:00 p.m. (Eastern Time) on February 9, 2026, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the webcast will be available at that site through May 9, 2026. A taped replay of the call will also be available through February 23, 2026, by dialing (800) 770-2030 (Playback ID: 5786366#).

About Universal Corporation

Universal Corporation (NYSE:UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements made in Mr. Wigner’s quotations, statements regarding expectations with respect to our fiscal year 2026 performance, our strategic plans, ingredients business, tobacco business, including expectations with respect to size, shipments and sales and purchases of tobacco crops. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: product purchased not
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meeting quality and quantity requirements; reliance on a few large customers; anticipated levels of demand for and supply of our products and services; tobacco growing conditions and customer requirements; major shifts in customer requirements for leaf tobacco; higher inflation rates, tariffs and other pressures on costs; weather and other conditions; exposure to certain legal, regulatory and financial risks related to climate change; industry-specific risks related to our plant-based ingredients businesses; disruption of our supply chain for our plant-based ingredients; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; our ability to maintain effective information technology systems and safeguard confidential information; our inability to attract, develop, retain, motivate, and maintain good relationships with our workforce; our dependence on a seasonal workforce; epidemics, pandemics or similar widespread public health concerns; government efforts to regulate the production and consumption of tobacco products; government actions on the sourcing of leaf tobacco; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; sustainability considerations from governments and other stakeholders; changes in tax laws in the countries where we do business; material weaknesses in our internal control over financial reporting; our inability to use a Form S-3 registration statement; failure of our customers or suppliers to repay extensions of credit; changes in exchange rates; changes in interest rates; and low investment performance by our defined benefit pension plan assets and changes in pension plan valuation assumptions. Please also refer to the risks and uncertainties as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and related disclosures in other filings that Universal files with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.

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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Sales and other operating revenues	$861,288	$937,193	$2,209,227	$2,245,005
Costs and expenses
Cost of goods sold	701,700	743,605	1,795,682	1,812,351
Selling, general and administrative expenses	76,927	89,512	228,300	232,044
Restructuring and impairment costs	711	—	1,833	10,573
Operating income	81,950	104,076	183,412	190,037
Equity in pretax earnings (loss) of unconsolidated affiliates	1,257	2,149	1,131	1,647
Other non-operating income (expense)	584	468	1,752	1,393
Interest income	360	623	1,785	1,726
Interest expense	17,260	19,303	55,475	61,310
Income (loss) before income taxes and other items	66,891	88,013	132,605	133,493
Income taxes	25,303	20,217	41,847	34,552
Net income (loss)	41,588	67,796	90,758	98,941
Less: net loss (income) attributable to noncontrolling interests in subsidiaries	(8,339)	(8,157)	(14,843)	(13,232)
Net income (loss) attributable to Universal Corporation	$33,249	$59,639	$75,915	$85,709

Earnings per share:
Basic	$1.33	$2.39	$3.03	$3.44
Diluted	$1.32	$2.37	$3.02	$3.41

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	December 31,	December 31,	March 31,
	2025	2024	2025
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$85,227	$215,108	$260,115
Accounts receivable, net	571,511	650,021	625,876
Advances to suppliers, net	168,348	156,108	169,385
Accounts receivable—unconsolidated affiliates	62,390	578	7,143
Inventories—at lower of cost or net realizable value:
Tobacco	990,638	924,684	806,332
Other	212,321	189,663	189,610
Prepaid income taxes	16,020	10,930	19,595
Other current assets	76,970	68,553	78,041
Total current assets	2,183,425	2,215,645	2,156,097

Property, plant and equipment
Land	26,286	26,081	26,113
Buildings	332,864	327,376	333,398
Machinery and equipment	756,467	709,840	723,935
	1,115,617	1,063,297	1,083,446
Less accumulated depreciation	(740,949)	(689,445)	(710,472)
	374,668	373,852	372,974
Other assets
Operating lease right-of-use assets	36,906	33,982	34,260
Goodwill, net	213,798	213,819	213,840
Other intangibles, net	50,635	60,444	57,836
Investments in unconsolidated affiliates	85,137	70,351	79,317
Deferred income taxes	15,395	17,517	16,539
Pension asset	13,580	12,511	12,819
Other noncurrent assets	43,970	42,298	45,870
	459,421	450,922	460,481

Total assets	$3,017,514	$3,040,419	$2,989,552

See accompanying notes.

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Universal Corporation

UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	December 31,	December 31,	March 31,
	2025	2024	2025
	(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable and overdrafts	$462,248	$538,526	$455,039
Accounts payable	82,580	78,327	98,036
Accounts payable—unconsolidated affiliates	2,708	5,985	1,999
Customer advances and deposits	1,667	3,362	3,763
Accrued compensation	27,381	32,232	44,646
Income taxes payable	19,949	15,341	12,586
Current portion of operating lease liabilities	11,277	9,835	10,742
Accrued expenses and other current liabilities	143,637	135,707	123,350
Current portion of long-term debt	—	—	—
Total current liabilities	751,447	819,315	750,161

Long-term debt	616,585	617,780	617,918
Pensions and other postretirement benefits	36,665	36,485	35,336
Long-term operating lease liabilities	23,570	20,408	20,608
Other long-term liabilities	26,222	18,688	22,901
Deferred income taxes	37,851	35,831	42,090
Total liabilities	1,492,340	1,548,507	1,489,014

Shareholders’ equity
Universal Corporation:
Preferred stock:
Series A Junior Participating Preferred Stock, no par value, 500,000 shares authorized, none issued or outstanding	—	—	—
Common stock, no par value, 100,000,000 shares authorized 24,921,155 shares issued and outstanding at December 31, 2025 (24,715,625 at December 31, 2024 and 24,715,625 at March 31, 2025)	354,126	350,243	351,626
Retained earnings	1,200,890	1,197,972	1,186,981
Accumulated other comprehensive loss	(72,208)	(97,605)	(80,051)
Total Universal Corporation shareholders' equity	1,482,808	1,450,610	1,458,556
Noncontrolling interests in subsidiaries	42,366	41,302	41,982
Total shareholders' equity	1,525,174	1,491,912	1,500,538

Total liabilities and shareholders' equity	$3,017,514	$3,040,419	$2,989,552

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)

	Nine Months Ended December 31,
	2025	2024
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$90,758	$98,941
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	40,206	44,554
Net provision for losses (recoveries) on advances to suppliers	1,721	(445)
Inventory writedowns	17,326	6,624
Stock-based compensation expense	9,839	7,458
Foreign currency remeasurement (gain) loss, net	4,578	12,183
Foreign currency exchange contracts	(2,734)	3,206
Deferred income taxes	(1,546)	(3,616)
Equity in net loss (income) of unconsolidated affiliates, net of dividends	215	2,767
Restructuring and impairment costs	1,833	10,573
Restructuring payments	(2,957)	(892)
Other, net	(1,374)	3,087
Changes in operating assets and liabilities, net:	(215,904)	(16,212)
Net cash provided (used) by operating activities	(58,039)	168,228

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(40,303)	(54,885)
Proceeds from sale of property, plant and equipment	6,601	2,035
Net cash used by investing activities	(33,702)	(52,850)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of short-term debt, net	5,049	121,094
Issuance of long-term debt	89,130	—
Repayment of long-term debt	(89,130)	—
Dividends paid to noncontrolling interests	(14,063)	(12,880)
Dividends paid on common stock	(60,862)	(59,666)
Settlement costs from termination of interest rate swap agreements	(988)	—
Other	(12,873)	(3,716)
Net cash provided (used) by financing activities	(83,737)	44,832

Effect of exchange rate changes on cash, restricted cash and cash equivalents	590	(695)
Net increase (decrease) in cash, restricted cash and cash equivalents	(174,888)	159,515
Cash, restricted cash and cash equivalents at beginning of year	260,115	55,593

Cash, restricted cash and cash equivalents at end of period	$85,227	$215,108
See accompanying notes.
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Universal Corporation

NOTE 1. BASIS OF PRESENTATION

Universal Corporation, which together with its subsidiaries is referred to herein as “Universal” or the “Company,” is a global business-to-business agri-products supplier to consumer product manufacturers. The Company is the leading global leaf tobacco supplier and provides high-quality plant-based ingredients to food and beverage end markets. Because of the seasonal nature of the Company’s business, the results of operations for any fiscal quarter will not necessarily be indicative of results to be expected for other quarters or a full fiscal year. All adjustments necessary to state fairly the results for the period have been included and were of a normal recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

NOTE 2.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended December 31,		Nine Months Ended December 31,
(in thousands, except share and per share data)	2025	2024	2025	2024

Basic Earnings (Loss) Per Share
Numerator for basic earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$33,249	$59,639	$75,915	$85,709

Denominator for basic earnings (loss) per share
Weighted average shares outstanding	25,056,517	24,980,792	25,030,798	24,934,786

Basic earnings (loss) per share	$1.33	$2.39	$3.03	$3.44

Diluted Earnings (Loss) Per Share
Numerator for diluted earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$33,249	$59,639	$75,915	$85,709

Denominator for diluted earnings (loss) per share:
Weighted average shares outstanding	25,056,517	24,980,792	25,030,798	24,934,786
Effect of dilutive securities
Employee and outside director share-based awards	132,359	161,875	136,027	180,367
Denominator for diluted earnings (loss) per share	25,188,876	25,142,667	25,166,825	25,115,153

Diluted earnings (loss) per share	$1.32	$2.37	$3.02	$3.41

NOTE 3. SEGMENT INFORMATION

Management regularly evaluates the Company’s global business activities, including product and service offerings to its customers, as well as senior management’s operational and financial responsibilities. Assessments include an analysis of how its Chief Operating Decision Maker (“CODM”) measures business performance and allocates resources. As a result of this analysis, senior management has determined the Company conducts operations across two reportable operating segments, Tobacco Operations and Ingredients Operations.
The Tobacco Operations segment activities involve contracting, procuring, processing, packing, storing, and shipping leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. Through various operating subsidiaries located in tobacco-growing countries around the world and significant ownership interests in unconsolidated affiliates, the Company processes and/or sells flue-cured and burley tobaccos, dark air-cured tobaccos, and oriental tobaccos. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. Some of these tobacco types are also used in the manufacture of next generation tobacco products that are intended to provide consumers with
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an alternative to traditional combustible products. The Tobacco Operations segment also provides physical and chemical product testing for tobacco customers. A substantial portion of the Company’s Tobacco Operations’ revenues are derived from sales to a limited number of large, multinational cigarette and cigar manufacturers.
The Ingredients Operations segment provides its customers with a broad variety of plant-based ingredients for both human and pet consumption. The Ingredients Operations segment utilizes a variety of value-added manufacturing processes converting raw materials into a wide spectrum of fruit and vegetable juices, concentrates, dehydrated products, botanical extracts, and flavorings. Customers for the Ingredients Operations segment include large multinational food and beverage companies, smaller independent manufacturers, and retail organizations. FruitSmart, Inc. (“FruitSmart”), Silva International, Inc. (“Silva”), and Shank’s Extracts, LLC d/b/a Universal Ingredients–Shank’s (“Universal Ingredients–Shank’s”) are the primary operations for the Ingredients Operations segment. FruitSmart supplies a broad set of juices, concentrates, pomaces, purees, fruit fibers, seeds, seed powders, and other value-added products to food, beverage, and flavor companies throughout the United States and internationally. Silva procures dehydrated vegetables, fruits, and herbs from around the world and specializes in processing natural materials into custom designed dehydrated vegetable and fruit-based ingredients for a variety of end products. Universal Ingredients–Shank’s offers a diversified portfolio of botanical extracts, distillates, natural flavors, and color for industrial and private label customers worldwide, and is known for their significant vanilla expertise. Universal Ingredients–Shank’s is also equipped to offer customers custom bottling and packaging for their products.
Universal incurs corporate overhead expenses related to senior management, sales, finance, legal, and other functions that are centralized at its corporate headquarters, as well as functions performed at several sales and administrative offices around the world. These overhead expenses are currently allocated to the reportable operating segments, generally on the basis of projected annual financial and operational performance, including volumes planned to be purchased and/or processed. Management believes this method of allocation is currently representative of the value of the related services provided to the operating segments. The CODM, which has been identified as a group comprised of the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, currently evaluates the performance of the operating segments based on operating income after allocated overhead expenses, plus equity in the pretax earnings of unconsolidated affiliates (“Segment Operating Income”). The CODM also uses Segment Operating Income for planning, forecasting, and allocating capital and other resources to the operating segments.
Reportable segment data as of, or for, each period presented in the consolidated statements of income and comprehensive income, the consolidated balance sheets, and the consolidated statements of cash flows is as follows:

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$779,946	$81,342	$861,288	$853,884	$83,309	$937,193
Cost of goods sold	(634,173)	(67,527)	(701,700)	(678,885)	(64,720)	(743,605)
Selling, general and administrative expenses	(48,583)	(11,218)	(59,801)	(58,178)	(11,875)	(70,053)
Corporate overhead allocated to the segments	(14,403)	(2,723)	(17,126)	(16,404)	(3,055)	(19,459)
Equity in pretax earnings (loss) of unconsolidated affiliates (1)	1,257	—	1,257	2,149	—	2,149
Segment operating income	84,044	(126)	83,918	102,566	3,659	106,225
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates (1)			(1,257)			(2,149)
Restructuring and impairment costs (2)			(711)			—
Consolidated total			$81,950			$104,076

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	Nine Months Ended December 31, 2025			Nine Months Ended December 31, 2024
	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$1,944,065	$265,162	$2,209,227	$1,996,051	$248,954	$2,245,005
Cost of goods sold	(1,576,708)	(218,974)	(1,795,682)	(1,616,797)	(195,554)	(1,812,351)
Selling, general and administrative expenses	(133,394)	(35,296)	(168,690)	(138,383)	(36,527)	(174,910)
Corporate overhead allocated to the segments	(50,132)	(9,478)	(59,610)	(48,164)	(8,970)	(57,134)
Equity in pretax earnings (loss) of unconsolidated affiliates(1)	1,131	—	1,131	1,647	—	1,647
Segment operating income	184,962	1,414	186,376	194,354	7,903	202,257
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates(1)			(1,131)			(1,647)
Restructuring and impairment costs (2)			(1,833)			(10,573)
Consolidated operating income			$183,412			$190,037

(1)Equity in pretax earnings (loss) of unconsolidated affiliates is included in segment operating income (Tobacco Operations), but is reported below consolidated operating income and excluded from that total in the consolidated statements of income and comprehensive income.
(2)Restructuring and impairment costs are excluded from segment operating income, but are included in consolidated operating income in the consolidated statements of income and comprehensive income.

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